Exhibit 8(b)(2): Amendment No. 1 to the Participation Agreement among Federated Insurance Series, formerly Insurance Management Series, Federated Securities Corp. and United of Omaha Life Insurance Company.

                                AMENDMENT NO. 1

This is an Amendment to the Participation Agreement (Agreement) dated May 25, 1995, among Federated Insurance Series, formerly Insurance Management Series (the Fund), Federated Securities Corp. (the Distributor) and United of Omaha Life Insurance Company (the Company). This Amendment is effective May 1, 1997.

The Fund, Distributor and the Company hereby agree to replace the Schedule A and Schedule B of the Agreement by inserting the following in its entirety:

Schedule A
----------

-----------------------------------------------------------------------------------------------------------------
   Name of Separate Account and Date          Contracts Funded by
   Established by Board of Directors            Separate Account                Designated Portfolios
-----------------------------------------------------------------------------------------------------------------
  United of Omaha Life Insurance Company             -----              Federated Prime Money Fund II (formerly
  Separate Account C (2-18-94)                                                  Prime Money Fund II)
  (Variable Annuities)                                                  Federated Fund for U.S. Government
                                                                     Securities II (formerly U.S. Government
                                                                                  Securities II)
-----------------------------------------------------------------------------------------------------------------
                                                  745Y-6/97
  United of Omaha Life Insurance Company                              Federated Prime Money Fund II (formerly
  Separate Account B (8-27-94)                                                  Prime Money Fund II)
  (Variable Life)                                                       Federated Fund for U.S. Government
                                                                     Securities II (formerly U.S. Government
                                                                                  Securities II)
-----------------------------------------------------------------------------------------------------------------

Signed by the parties:
                                    United of Omaha Life Insurance Company
                                    By its authorized officer,

                                    By:     /s/
                                            ----------------------
                                            Richard A. Witt
                                    Title:  Senior Vice President
                                    Date:   7/3/97


                                    Federated Insurance Series
                                    By its authorized officer,

                                    By:     /s/
                                            ----------------------
                                            Matthew S. Hardin
                                    Title:  Assistant Secretary
                                    Date:   6/23/97

                                    Federated Securities Corp.
                                    By its authorized officer,

                                    By:     /s/
                                            ----------------------
                                            Bryan F. Bauer
                                    Title:  Vice President
                                    Date:   6/23/97